EXHIBIT 21.1

SAKS INCORPORATED

SUBSIDIARIES AS OF MARCH 1, 2008

Name of Subsidiary	Jurisdiction Of Formation	Tradenames
Cafe SFA—Minneapolis, Inc.	California	Saks Saks Fifth Avenue

Club Libby Lu, Inc.	Illinois	Club Libby Lu

CPSIS, Inc.	Illinois

Fifth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue

Jackson Leasing, LLC	Mississippi

Jackson Office Properties, Inc.	Delaware

Merchandise Credit, LLC	Virginia

New York City Saks, LLC	New York	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet

Saks & Company	New York	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet

Saks Direct, Inc.	New York	Saks Saks Fifth Avenue Saks.com Saksfifthavenue.com

Saks Fifth Avenue Distribution Company	Delaware	Saks Saks Fifth Avenue

Saks Fifth Avenue Food Corporation	California	Saks Saks Fifth Avenue

Saks Fifth Avenue, Inc.	Massachusetts	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet

Saks Fifth Avenue of Texas, Inc.	Delaware

Saks Fifth Avenue Texas LLC	Delaware	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet

Saks Holdings, Inc.	Delaware

SCCA, LLC	Virginia	Saks Saks Fifth Avenue Club Libby Lu Off 5th Saks Fifth Avenue Outlet

SCCA Store Holdings, Inc.	Delaware

SCIL, LLC	Virginia	Saks Saks Fifth Avenue Off 5th Saks Fifth Avenue Outlet

SCIL Store Holdings, Inc.	Delaware

Second Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue

SFA Holdings, Inc.	Delaware

SFA Realty, Inc.	Delaware

SFAILA, LLC	Virginia	Saks Saks Fifth Avenue

Sixth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue

Tex SFA, Inc.	New York

The Restaurant at Saks Fifth Avenue Corporation	New York	Saks Saks Fifth Avenue